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                                                                     EXHIBIT 2.2



                      AGREEMENT AND PLAN OF SHARE EXCHANGE


       This AGREEMENT AND PLAN OF SHARE EXCHANGE, dated as of ______________, 1997 (the "Agreement"), is by and between UNIFAB International, Inc., a Louisiana corporation ("International"), and Universal Partners, Inc., a Louisiana corporation ("Partners").

                                  WITNESSETH:

       WHEREAS, Partners is the owner of 510 shares of Class A common stock, $1.00 par value per share (the "Shares"), of Universal Fabricators Incorporated, a Delaware close corporation ("Fabricators"), which represent all of the issued and outstanding shares of Class A common stock of Fabricators;

       WHEREAS, it is the parties mutual intent that the exchange of the Shares contemplated by this Agreement be part of plan of reorganization of Partners that constitutes a tax-free reorganization under Section 368 of the Internal Revenue Code and that immediately following the Closing, Partners will enter into a plan of liquidation pursuant to which it will pay or provide for the payment of liabilities of Partners and distribute the New Shares (as defined herein) and all remaining assets of Partners to the shareholders of Partners.

       WHEREAS, Partners desires to exchange the Shares for shares of common stock, $0.01 par value per share, of International ("International Common Stock");

       NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, International and Partners hereby agree as follows:

                                   ARTICLE 1
                          EXCHANGE OF SHARES; CLOSING

       Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, Partners agrees at the Closing to exchange with full title guarantee, transfer, assign and deliver to International, and International agrees to acquire from Partners, the Shares, free and clear of any and all Liens.

       Section 1.2 Consideration. In consideration for its acquisition of the Shares, International agrees at the Closing to issue and deliver 1,785,000 shares of International Common Stock (the "New Shares") to Partners.

       Section 1.3 Closing. The Closing shall take place simultaneously with the Closing Time of the public offering of the shares of International Common Stock pursuant to that certain Underwriting Agreement (the "Underwriting Agreement"), by and among International, Fabricators,





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Partners, McDermott Incorporated ("McDermott") and Morgan Keegan & Company,
Inc. and Stephens Inc. (as representatives of the several underwriters named therein) and the other transactions contemplated by that certain Transition Agreement dated as of _________________, 1997 by and among Partners, International, Fabricators, Universal Partners, Inc. and Dailey J. Berard.

       Section 1.4 Deliveries at Closing. At the Closing (a) International shall deliver to Partners one or more certificates representing the New Shares and (b) Partners shall deliver to International one or more certificates representing the Shares duly endorsed to International, which shall transfer to International good title to the Shares free and clear of any adverse claim or Lien.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF PARTNERS

       Partners represents and warrants to International as of the date hereof as follows:

       Section 2.1 Ownership. Partners is the sole record and beneficial owner of the Shares, which are represented by Certificate Number 1. Partners has good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to International in accordance with the terms of this Agreement transfers good and marketable title to the Shares to International free and clear of all Liens, restrictions, rights, options and claims of every kind.

       Section 2.2 Authority; Enforceability. Partners has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partners and constitutes, and each other agreement, instrument or documents executed or to be executed by Partners in connection with the transactions contemplated hereby has been duly executed and delivered by Partners and constitutes a valid and legally binding obligation of Partners enforceable against Partners in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

       Section 2.3 No Conflict. Neither the execution and the delivery of this Agreement by Partners, nor the consummation of the transactions contemplated hereby (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Partners or, to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Partners or any of its assets are bound, or (e) to any material extent, violate any Applicable Law binding upon Partners or any of its assets.





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       Section 2.4   No Other Representations or Warranties.  Except as set
forth above in this Section 2, no other representations or warranties, express or implied, are made in this Agreement by Partners to International.


                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF INTERNATIONAL

       International represents and warrants to Partners as of the date hereof as follows:

       Section 3.1 Organization. International is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

       Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of International consists of 20,000,000 shares of common stock, $0.01 par value per share, one share of which is validly issued and outstanding, and 5,000,000 shares of preferred stock, no par value, none of which are outstanding.

       Section 3.3 Authority; Enforceability. International has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of International and no other corporate proceedings on the part of International are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by International and constitutes a valid and binding obligation of International, enforceable against International in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

       Section 3.4 No Conflict. Neither the execution and delivery of this Agreement by International, nor the consummation of the transactions contemplated hereby, do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of a Lien upon the New Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of International or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which International or any of its assets are bound, or (e) violate any Applicable Law binding upon International and on any of its assets.





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       Section 3.5   International Common Stock.  All shares of International
Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

       Section 3.6 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by International to Partners.

                                   ARTICLE 4
                           INDEMNIFICATION; REMEDIES

       Section 4.1 Indemnification by Partners. Except as otherwise expressly provided in this Article 4, Partners, as its sole obligation and the exclusive remedy of International and each of International's officers, directors, employees, Affiliates, successors and assigns (International and such persons being collectively referred to herein as "International's Indemnified Persons"), shall defend, indemnify and hold harmless International's Indemnified Persons, and shall reimburse International's Indemnified Persons, for, from and against, each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by International's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Partners in this Agreement, whether or not International's Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of Partners under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

       Section 4.2 Indemnification by International. Except as otherwise expressly provided in this Article 4, International, as its sole obligation and the exclusive remedy of Partners and each of Partners' officers, directors, employees, Affiliates, successors and assigns (Partners and such persons being collectively referred to herein as "Partners' Indemnified Persons"), shall defend, indemnify and hold harmless Partners' Indemnified Persons, and shall reimburse Partners' Indemnified Persons for, from and against all Losses imposed on or incurred by Partners' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of International in this Agreement, whether or not Partners' Indemnified Persons relied thereon or had knowledge thereof or
(b) any breach or nonperformance of any covenant, agreement or other obligation of International under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

       Section 4.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 4 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this
Article 4 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying





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Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this
Article 4 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnifying Person and the Indemnified Person shall in good faith agree that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 4 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

                                   ARTICLE 5
                                 DEFINED TERMS

       Section 5.1 Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

       "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

       "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

       "Closing" means the consummation of the transactions contemplated by this Agreement.

       "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.





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       "Liens" shall mean pledges, liens, defects, leases, licenses, equities, options, rights to buy, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

                                   ARTICLE 6
                                 MISCELLANEOUS

       Section 6.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

       Section 6.2 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

       If to International, to:

              P. O. Box 11308
              New Iberia, Louisiana   70562-1308
              Attention:   Dailey J. Berard
              Facsimile transmission No.:   (318) 365-3711

       If to Partners, to:

              P. O. Box 11308
              New Iberia, Louisiana   70562-1308
              Attention:    Dailey J. Berard
              Facsimile transmission No.:   (318) 365-3711

       Section 6.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

       Section 6.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral,





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among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

       Section 6.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana without regard to any applicable principles of conflicts of law.

       Section 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

       Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

       Section 6.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

       Section 6.9 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

       Section 6.10 Limitation of Liability. Notwithstanding any other provision of this Agreement, in no event shall any party hereto be liable to any other party hereto with respect to breach or violation of any provision in this Agreement, whether based on contract, tort (including negligence), strict liability or other theory of law or equity, for loss of anticipated profits or consequential loss or damage of any nature arising at any time or from any cause whatsoever.





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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.



                            UNIFAB INTERNATIONAL, INC.



                            By:
                                   ---------------------------------------------
                                           Dailey J. Berard, President


                            UNIVERSAL PARTNERS, INC.



                            By:
                                   ---------------------------------------------
                                           Dailey J. Berard, President





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